EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned Directors and the Principal Executive and Principal Financial and Accounting Officers of 3M Company, a Delaware corporation (the “Company”), hereby constitute and appoint George W. Buckley, Inge G. Thulin, David W. Meline, Gregg M. Larson, Nicholas C. Gangestad, Marschall I. Smith, and Janet L. Yeomans, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended December 31, 2011, on Form 10-K under the Securities Exchange Act of 1934, as amended, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 7th day of February 2012.

/s/ George W. Buckley	/s/ David W. Meline
George W. Buckley, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)	David W. Meline, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Linda G. Alvarado	/s/ Nicholas C. Gangestad
Linda G. Alvarado, Director	Nicholas C. Gangestad, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Vance D. Coffman	/s/ Edward M. Liddy
Vance D. Coffman, Director	Edward M. Liddy, Director

/s/ Michael L. Eskew	/s/ Robert S. Morrison
Michael L. Eskew, Director	Robert S. Morrison, Director

/s/ W. James Farrell	/s/ Aulana L. Peters
W. James Farrell, Director	Aulana L. Peters, Director

/s/ Herbert L. Henkel	/s/ Robert J. Ulrich
Herbert L. Henkel, Director	Robert J. Ulrich, Director